EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS, DECLARES QUARTERLY CASH DISTRIBUTION AND WITHDRAWS GUIDANCE

•Net loss of $8.4 million and $11.9 million for the three and nine months ended September 30, 2025, respectively
•Adjusted EBITDA of $19.3 million and $74.3 million for the three and nine months ended September 30, 2025, respectively
•Declares quarterly cash dividend of $0.005 per common unit

KILGORE, Texas, October 15, 2025 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the third quarter of 2025.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “The Partnership reported adjusted EBITDA of $19.3 million for the quarter, and while third quarter results are typically our weakest based on seasonal factors, earnings for the quarter were well below our internal projections in both our marine and grease businesses.”

“Our Terminalling and Storage segment delivered results consistent with our internal projections, and we expect stable performance to continue through year-end as the majority of the cash flows in this segment are generated from long-term fee-based contracts.”

“The Sulfur Services segment faced modest headwinds in sales, as operations resumed following our annual planned turnarounds at our fertilizer plants. We anticipate a return to full operations with improved results in the coming quarter.”

“In the Specialty Products segment, sales volumes in the grease business continued to lag expectations. While recent activity is showing early signs of improvement, muted sales make achieving our prior guidance for this business remote. Results from the lubricants business were slightly below expectations; however, we expect performance to strengthen in the next quarter as the lubricants market adjusts to the exit of a large competitor in south Louisiana.”
“Lastly, in the Transportation segment, our land transportation business met expectations for the quarter and remains positioned to deliver steady results over the remainder of the year. Conversely, the marine transportation business experienced a significant decline in demand for inland barge fuel transportation which was unexpected entering the quarter. Barge utilization also declined significantly as refineries favored lighter crude slates, shifting transportation demand away from barges and into pipelines.”

“Given this challenging operating environment, the Partnership is withdrawing full year 2025 guidance amid current demand softness impacting inland barge utilization. We believe this is the prudent action to take, and do not intend to provide new guidance until there is greater visibility into the factors impacting demand in this segment.”

“As of September 30, 2025, our adjusted leverage ratio increased to 4.63 times, when compared to 4.20 times on June 30, 2025. While we anticipated leverage would remain consistent over these periods, even though third quarter activity would increase our debt levels, our forecast did not include a significant decrease in adjusted EBITDA resulting in a higher leverage ratio. Importantly, the Partnership was in compliance with all our debt covenants on September 30, 2025, and while we are not providing ongoing guidance, we expect to remain in compliance with our debt covenants going forward. Although earnings were pressured this quarter, we remain firmly focused on strengthening the balance sheet through disciplined capital allocation.”

THIRD QUARTER 2025 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Adjusted EBITDA ($M)
	Three Months Ended September 30,
	2025	2024	2025	2024
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Transportation	$2.8	$8.6	$5.3	$11.6
Terminalling and Storage	4.6	2.7	9.7	8.4
Sulfur Services	0.2	1.3	3.9	4.2
Specialty Products	3.2	3.9	3.9	4.6
Indirect Selling, General and Administrative Expenses	(3.9)	(3.7)	(3.6)	(3.7)
	$6.9	$12.7	$19.3	$25.1

Transportation Adjusted EBITDA decreased by $6.3 million. In the land division, Adjusted EBITDA declined by $1.3 million, primarily due to lower miles and reduced transportation rates, partially offset by lower operating expenses. In the marine division, Adjusted EBITDA decreased by $5.0 million, driven by reduced demand for inland barge fuel transportation combined with lower day rates.

Terminalling and Storage Adjusted EBITDA increased by $1.3 million. At our Smackover refinery, Adjusted EBITDA remained consistent at $3.8 million. In the underground NGL storage division, Adjusted EBITDA increased by $1.4 million due to increased storage and throughput volumes. In our specialty terminals division, Adjusted EBITDA declined by $0.4 million due to lower service revenue, partially offset by reduced operating expenses. Adjusted EBITDA in our shore-based terminals division increased $0.1 million due to lower operating expenses.

Sulfur Services Adjusted EBITDA decreased by $0.3 million. In the fertilizer division, Adjusted EBITDA increased by $1.0 million due to reservation fees related to the DSM Semichem joint venture and higher sales volume. In the pure sulfur business, Adjusted EBITDA decreased by $0.7 million due to a reduction in sales volume. In the sulfur prilling business, Adjusted EBITDA decreased by $0.6 million, reflecting a volume-driven reduction in operating fees.

Specialty Products Adjusted EBITDA decreased by $0.7 million. In the grease division, Adjusted EBITDA decreased by $0.9 million, primarily due to lower margins associated with a higher mix of lower-margin product sales. The lubricants division increased by $0.2 million, reflecting a reduction in operating expenses. Adjusted EBITDA in the propane division decreased by $0.2 million due to lower volumes and margins, while the NGL division increased by $0.2 million, reflecting reduced operating expenses.

Indirect selling, general, and administrative expenses decreased by $0.1 million, primarily due to lower professional fees.
RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Income (Loss)	Net Income (Loss) Per Unit	Adjusted EBITDA	Net Cash Provided by (Used in) Operating Activities	Distributable Cash Flow	Revenues
Three Months Ended September 30, 2025	$(8.4)	$(0.21)	$19.3	$23.7	$(3.4)	$168.7
Three Months Ended September 30, 2024	$(3.3)	$(0.08)	$25.1	$(15.8)	$2.4	$170.9

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	Indirect SG&A	Interest Expense	3Q 2025 Actual
Net income (loss)	$2.8	$4.6	$0.2	$3.2	$(4.6)	$(14.6)	$(8.4)
Interest expense add back	–	–	–	–	–	$14.6	$14.6
Income tax expense	–	–	–	–	$0.7	–	$0.7
Operating Income (loss)	$2.8	$4.6	$0.2	$3.2	$(3.9)	$–	$6.9
Depreciation and amortization	$2.9	$5.1	$3.5	$0.8	–	–	$12.3
Gain on sale or disposition of property, plant, and equipment	$(0.4)	–	–	–	–	–	$(0.4)
Transaction expenses related to the unsuccessful merger with Martin Resource Management Corporation	–	–	–	–	$0.2	–	$0.2
Non-cash contractual revenue deferral adjustment	–	–	$0.2	–	–	–	$0.2
Unit-based compensation	–	–	–	–	0.1	–	0.1
Adjusted EBITDA	$5.3	$9.7	$3.9	$3.9	$(3.6)	$–	$19.3

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	Indirect SG&A	Interest Expense	3Q2024 Actual
Net income (loss)	$8.6	$2.7	$1.3	$3.9	$(5.1)	$(14.6)	$(3.3)
Interest expense add back	–	–	–	–	–	$14.6	$14.6
Income tax expense	–	–	–	–	$1.4	–	$1.4
Operating Income (loss)	$8.6	$2.7	$1.3	$3.9	$(3.7)	$–	$12.7
Depreciation and amortization	$3.2	$5.7	$2.9	$0.8	–	–	$12.6
Gain on sale or disposition of property, plant, and equipment	$(0.1)	–	–	(0.1)	–	–	$(0.2)
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA	$11.6	$8.4	$4.2	$4.6	$(3.7)	$–	$25.1

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below tables entitled "Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and “Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s Adjusted EBITDA for the third quarter 2025 to the Partnership's Adjusted EBITDA for the third quarter 2024.

CAPITALIZATION

	September 30, 2025	December 31, 2024
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due November 2027 [1]	$53.5	$53.5
Finance lease obligations	0.1	0.1
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$453.6	$453.6

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$130.0	$150.0
Revolving Credit Facility - Available Liquidity	$11.4	$80.7
Total Adjusted Leverage Ratio [2]	4.63x	3.96x
Senior Leverage Ratio [2]	0.55x	0.47x
Interest Coverage Ratio [2]	1.85x	2.14x

1 The Partnership was in compliance with all debt covenants as of September 30, 2025 and December 31, 2024.
2 As calculated under the Partnership's revolving credit facility.

WITHDRAWAL OF 2025 GUIDANCE

The Partnership is withdrawing its previously issued 2025 guidance, consisting of Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow, due to uncertainty in the Transportation segment related to demand softness for inland barge fuel transportation. Investors are cautioned that all prior 2025 guidance should no longer be relied upon.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended September 30, 2025. The distribution is payable on November 14, 2025, to common unitholders of record as of the close of business on November 7, 2025. The ex-dividend date for the cash distribution is November 7, 2025.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) uncertainties relating to the Partnership’s future cash flows and operations, (iii) the Partnership’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, and (vii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), Adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“Distributable Cash Flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("Adjusted Free Cash Flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and Adjusted EBITDA. We define Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments, and transaction costs associated with business combination, merger, and divestiture activities. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to Adjusted EBITDA are Net Income (Loss) and Net Cash Provided by (Used In) Operating Activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider Net Income (Loss) and Net cash Provided by (Used in) Operating Activities as determined under GAAP, as well as Adjusted EBITDA, to evaluate our overall performance.

Distributable Cash Flow. We define Distributable Cash Flow as Net Cash Provided by (Used in) Operating Activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable Cash Flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable Cash Flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. We define Adjusted Free Cash Flow as Distributable Cash Flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted Free Cash Flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that Adjusted Free Cash Flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of Adjusted Free Cash Flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted Free Cash Flow is Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow should not be considered alternatives to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of liquidity presented in accordance with GAAP. Distributable Cash Flow and Adjusted Free Cash Flow have important limitations because they exclude some items that affect Net Income (Loss), Operating Income (Loss), and Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider Net Cash Provided by (Used in) Operating Activities determined under GAAP, as well as Distributable Cash Flow and Adjusted Free Cash Flow, to evaluate our overall liquidity.

Investor Contacts:
ir@mmlp.com
(877) 256-6644
Danny Cavin - Director, FP&A and Investor Relations
Sharon Taylor - EVP & Chief Financial Officer

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Cash	$49	$55
Accounts and other receivables, less allowance for doubtful accounts of $310 and $940, respectively	55,269	53,569
Inventories	46,870	51,707
Due from affiliates	3,364	13,694
Other current assets	11,765	11,454
Total current assets	117,317	130,479

Property, plant and equipment, at cost	966,412	954,059
Accumulated depreciation	(674,641)	(648,609)
Property, plant and equipment, net	291,771	305,450

Goodwill	16,671	16,671
Right-of-use assets	67,211	67,140
Investment in DSM Semichem LLC	6,509	7,314
Deferred income taxes, net	9,255	9,946
Other assets, net	1,388	1,509
Total assets	$510,122	$538,509

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$14	$14
Trade and other accounts payable	50,711	61,599
Product exchange payables	—	798
Due to affiliates	8,479	4,927
Income taxes payable	1,277	1,283
Other accrued liabilities	37,136	46,880
Total current liabilities	97,617	115,501

Long-term debt, net	441,292	437,635
Finance lease obligations	43	55
Operating lease liabilities	46,462	47,815
Other long-term obligations	7,441	7,942
Total liabilities	592,855	608,948

Commitments and contingencies
Partners’ capital (deficit)	(82,733)	(70,439)
Total liabilities and partners' capital (deficit)	$510,122	$538,509

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Terminalling and storage *	$23,930	$22,562	$67,883	$67,454
Transportation *	49,709	56,506	156,520	172,489
Sulfur services	4,073	3,477	12,369	10,431
Product sales: *
Specialty products	62,443	67,206	192,066	200,819
Sulfur services	28,562	21,183	113,098	85,102
	91,005	88,389	305,164	285,921
Total revenues	168,717	170,934	541,936	536,295

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	54,844	58,409	167,608	173,192
Sulfur services *	20,899	12,545	76,215	52,178
Terminalling and storage *	—	23	—	65
	75,743	70,977	243,823	225,435
Expenses:
Operating expenses *	64,882	62,363	193,718	191,655
Selling, general and administrative *	9,257	12,494	31,913	32,108
Depreciation and amortization	12,336	12,608	37,790	37,944
Total costs and expenses	162,218	158,442	507,244	487,142

Gain on disposition or sale of property, plant and equipment	395	159	1,487	1,320
Operating income	6,894	12,651	36,179	50,473

Other income (expense):
Interest expense, net	(14,614)	(14,592)	(43,329)	(42,811)
Equity in earnings (loss) of DSM Semichem LLC	20	(314)	(805)	(314)
Other, net	3	2	19	20
Total other expense	(14,591)	(14,904)	(44,115)	(43,105)

Net income before taxes	(7,697)	(2,253)	(7,936)	7,368
Income tax expense	(715)	(1,066)	(3,916)	(3,634)
Net income (loss)	(8,412)	(3,319)	(11,852)	3,734
Less general partner's interest in net income (loss)	(168)	(66)	(237)	75
Less income (loss) allocable to unvested restricted units	(35)	(14)	(49)	14
Limited partners' interest in net income (loss)	$(8,209)	$(3,239)	$(11,566)	$3,645

Net income (loss) per unit attributable to limited partners - basic and diluted	$(0.21)	$(0.08)	$(0.30)	$0.09
Weighted average limited partner units - basic	38,892,348	38,832,222	38,889,260	38,831,064
Weighted average limited partner units - diluted	38,892,348	38,832,222	38,889,260	38,909,976

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:*
Terminalling and storage	$18,622	$17,785	$54,105	$54,412
Transportation	6,521	7,975	21,811	24,894
Product Sales	947	91	3,287	343
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	7,973	8,401	21,260	23,342
Sulfur services	3,303	3,014	9,611	8,926
Terminalling and storage	—	23	—	65
Expenses:
Operating expenses	27,857	26,153	83,245	79,077
Selling, general and administrative	7,133	12,215	23,160	27,716

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - June 30, 2025	39,055,086	$(75,548)	$1,361	$(74,187)
Net loss	—	(8,244)	(168)	(8,412)
Cash distributions	—	(196)	(4)	(200)
Unit-based compensation	—	66	—	66
Balances - September 30, 2025	39,055,086	(83,922)	1,189	(82,733)

Balances - December 31, 2024	39,001,086	$(71,877)	$1,438	$(70,439)
Net loss	—	(11,615)	(237)	(11,852)
Issuance of restricted units	54,000	—	—	—
Cash distributions	—	(586)	(12)	(598)
Unit-based compensation	—	156	—	156
Balances - September 30, 2025	39,055,086	$(83,922)	$1,189	$(82,733)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - June 30, 2024	39,001,086	$(59,557)	$1,691	$(57,866)
Net loss	—	(3,253)	(66)	(3,319)
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	42	—	42
Balances - September 30, 2024	39,001,086	(62,963)	1,621	(61,342)

Balances - December 31, 2023	38,914,806	$(66,182)	$1,558	$(64,624)
Net income	—	3,659	75	3,734
Issuance of restricted units	86,280	—	—	—
Cash distributions	—	(585)	(12)	(597)
Unit-based compensation	—	145	—	145
Balances - September 30, 2024	39,001,086	$(62,963)	$1,621	$(61,342)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(11,852)	$3,734
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,790	37,944
Amortization of deferred debt issuance costs	2,533	2,311
Amortization of debt discount	1,800	1,800
Deferred income tax expense	691	157
Gain on disposition or sale of property, plant and equipment, net	(1,487)	(1,320)
Equity in loss of DSM Semichem LLC	805	314
Non cash unit-based compensation	156	145
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(1,700)	(16,748)
Inventories	4,837	591
Due from affiliates	10,330	(15,598)
Other current assets	(1,396)	(373)
Trade and other accounts payable	(9,654)	9,867
Product exchange payables	(798)	(426)
Due to affiliates	3,552	(4,946)
Income taxes payable	(6)	663
Other accrued liabilities	(11,131)	(12,632)
Change in other non-current assets and liabilities	(787)	701
Net cash provided by operating activities	23,683	6,184

Cash flows from investing activities:
Payments for property, plant and equipment	(17,905)	(34,058)
Payments for plant turnaround costs	(5,996)	(9,599)
Investment in DSM Semichem LLC	—	(6,938)
Proceeds from sale of property, plant and equipment	1,496	953
Net cash used in investing activities	(22,405)	(49,642)

Cash flows from financing activities:
Payments of long-term debt	(177,000)	(173,000)
Payments under finance lease obligations	(10)	(5)
Proceeds from long-term debt	177,000	217,077
Payment of debt issuance costs	(676)	(15)
Cash distributions paid	(598)	(597)
Net cash provided by (used in) financing activities	(1,284)	43,460

Net increase (decrease) in cash	(6)	2
Cash at beginning of period	55	54
Cash at end of period	$49	$56

Non-cash additions to property, plant and equipment	$1,427	$2,418
Non-cash contribution of land to DSM Semichem LLC	$—	$1,000

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues	$53,790	$60,196	$(6,406)	(11)%
Operating expenses	47,012	45,138	1,874	4%
Selling, general and administrative expenses	1,465	3,423	(1,958)	(57)%
Depreciation and amortization	2,907	3,182	(275)	(9)%
	2,406	8,453	(6,047)	(72)%
Gain on disposition or sale of property, plant and equipment	382	130	252	194%
Operating income	$2,788	$8,583	$(5,795)	(68)%

Comparative Results of Operations for the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended September 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues	$168,966	$183,705	$(14,739)	(8)%
Operating expenses	140,058	139,562	496	—%
Selling, general and administrative expenses	7,102	8,150	(1,048)	(13)%
Depreciation and amortization	8,755	10,039	(1,284)	(13)%
	$13,051	$25,954	$(12,903)	(50)%
Gain on disposition or sale of property, plant and equipment	1,460	496	964	194%
Operating income	$14,511	$26,450	$(11,939)	(45)%

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Variance	Percent Change
	2025	2024
	(In thousands, except BBL per day)

Revenues	$25,799	$24,414	$1,385	6%
Cost of products sold	—	23	(23)	(100)%
Operating expenses	15,341	14,857	484	3%
Selling, general and administrative expenses	736	1,130	(394)	(35)%
Depreciation and amortization	5,143	5,695	(552)	(10)%
	4,579	2,709	1,870	69%
Loss on disposition or sale of property, plant and equipment	(2)	(34)	32	94%
Operating income	$4,577	$2,675	$1,902	71%

Shore-based throughput volumes (gallons)	43,555	42,242	1,313	3%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended September 30,		Variance	Percent Change
	2025	2024
	(In thousands, except BBL per day)

Revenues	$73,441	$73,101	$340	—%
Cost of products sold	—	65	(65)	(100)%
Operating expenses	45,233	45,414	(181)	—%
Selling, general and administrative expenses	2,405	2,232	173	8%
Depreciation and amortization	16,123	16,819	(696)	(4)%
	9,680	8,571	1,109	13%
Gain on disposition or sale of property, plant and equipment	7	1,063	(1,056)	(99)%
Operating income	$9,687	$9,634	$53	1%

Shore-based throughput volumes (gallons)	129,245	130,502	(1,257)	(1)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues:
Services	$4,073	$3,477	$596	17%
Products	28,562	21,183	7,379	35%
Total revenues	32,635	24,660	7,975	32%

Cost of products sold	24,115	15,292	8,823	58%
Operating expenses	3,265	3,089	176	6%
Selling, general and administrative expenses	1,531	2,091	(560)	(27)%
Depreciation and amortization	3,531	2,937	594	20%
	193	1,251	(1,058)	(85)%
Gain on disposition or sale of property, plant and equipment	2	3	(1)	(33)%
Operating income	$195	$1,254	$(1,059)	(84)%

Sulfur (long tons)	157	113	44	39%
Fertilizer (long tons)	44	29	15	52%
Total sulfur services volumes (long tons)	201	142	59	42%

Comparative Results of Operations for the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended September 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues:
Services	$12,369	$10,431	$1,938	19%
Products	113,098	85,103	27,995	33%
Total revenues	125,467	95,534	29,933	31%

Cost of products sold	85,428	60,246	25,182	42%
Operating expenses	10,752	8,773	1,979	23%
Selling, general and administrative expenses	4,766	5,111	(345)	(7)%
Depreciation and amortization	10,644	8,697	1,947	22%
	13,877	12,707	1,170	9%
Gain (loss) on disposition or sale of property, plant and equipment	3	(305)	308	101%
Operating income	$13,880	$12,402	$1,478	12%

Sulfur (long tons)	434	296	138	47%
Fertilizer (long tons)	209	165	44	27%
Total sulfur services volumes (long tons)	643	461	182	39%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Products revenues	$62,482	$67,225	$(4,743)	(7)%
Cost of products sold	56,852	60,445	(3,593)	(6)%
Operating expenses	—	30	(30)	(100)%
Selling, general and administrative expenses	1,687	2,135	(448)	(21)%
Depreciation and amortization	755	794	(39)	(5)%
	3,188	3,821	(633)	(17)%
Gain on disposition or sale of property, plant and equipment	13	60	(47)	(78)%
Operating income	$3,201	$3,881	$(680)	(18)%

NGL sales volumes (Bbls)	608	582	26	4%
Other specialty products volumes (Bbls)	100	91	9	10%
Total specialty products volumes (Bbls)	708	673	35	5%

Comparative Results of Operations for the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended September 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Products revenues	$192,151	$200,888	$(8,737)	(4)%
Cost of products sold	174,063	179,800	(5,737)	(3)%
Operating expenses	—	81	(81)	(100)%
Selling, general and administrative expenses	5,257	5,300	(43)	(1)%
Depreciation and amortization	2,268	2,389	(121)	(5)%
	10,563	13,318	(2,755)	(21)%
Gain on disposition or sale of property, plant and equipment	17	66	(49)	(74)%
Operating income	$10,580	$13,384	$(2,804)	(21)%

NGL sales volumes (Bbls)	1,843	1,744	99	6%
Other specialty products volumes (Bbls)	271	263	8	3%
Total specialty products volumes (Bbls)	2,114	2,007	107	5%

Indirect Selling, General and Administrative Expenses
Comparative Results of Operations for the Three and Nine Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Variance	Percent Change	Nine Months Ended September 30,		Variance	Percent Change
	2025	2024			2025	2024
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$3,860	$3,742	$118	3%	$12,472	$11,397	$1,075	9%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2025 and 2024, which represents EBITDA, Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net income (loss)	$(8,412)	$(3,319)	$(11,852)	$3,734
Adjustments:
Interest expense	14,614	14,592	43,329	42,811
Income tax expense	715	1,066	3,916	3,634
Depreciation and amortization	12,336	12,608	37,790	37,944
EBITDA	19,253	24,947	73,183	88,123
Adjustments:
Gain on disposition or sale of property, plant and equipment	(395)	(159)	(1,487)	(1,320)
Transaction expenses related to the terminated merger with Martin Resource Management Corporation	194	—	1,021	—
Equity in (earnings) loss of DSM Semichem LLC	(20)	314	805	314
Non-cash contractual revenue adjustment	175	—	571	—
Unit-based compensation	66	42	156	145
Adjusted EBITDA	$19,273	$25,144	$74,249	$87,262

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$(1,213)	$(15,753)	$23,683	$6,184
Interest expense [1]	13,037	13,220	38,996	38,700
Current income tax expense	(130)	935	3,225	3,477
Transaction expenses related to the terminated merger with Martin Resource Management Corporation	194	—	1,021	—
Non-cash contractual revenue adjustment	175	—	571	—
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	(6,074)	22,489	(12,071)	32,128
Trade, accounts and other payables, and other current liabilities	11,013	4,032	18,037	7,474
Other	2,271	221	787	(701)
Adjusted EBITDA	19,273	25,144	74,249	87,262
Adjustments:
Interest expense	(14,614)	(14,592)	(43,329)	(42,811)
Income tax expense	(715)	(1,066)	(3,916)	(3,634)
Deferred income taxes	845	131	691	157
Amortization of debt discount	600	600	1,800	1,800
Amortization of deferred debt issuance costs	977	772	2,533	2,311
Payments for plant turnaround costs	(4,197)	(2,894)	(5,996)	(9,599)
Maintenance capital expenditures	(5,574)	(5,738)	(13,677)	(17,949)
Distributable Cash Flow	(3,405)	2,357	12,355	17,537
Principal payments under finance lease obligations	(3)	(4)	(10)	(5)
Investment in DSM Semichem LLC	—	—	—	(6,938)
Expansion capital expenditures	(1,273)	(3,903)	(2,994)	(15,584)
Adjusted Free Cash Flow	$(4,681)	$(1,550)	$9,351	$(4,990)

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by operating activities.